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                                                                EXHIBIT (1)(a)


                         Form of Underwriting Agreement

                       Portland General Electric Company

                          [__________________________]


                             UNDERWRITING AGREEMENT



                                    [_____]


[Insert names of Representatives]

As representatives of the several
Underwriters named in Schedule I hereto
c/o




Ladies and Gentlemen:

                 The undersigned, Portland General Electric Company, an Oregon corporation (the "Company"), hereby confirms its agreement with the several Underwriters (as defined in Section I hereof), for whom you are acting as representatives (in such capacity, you shall hereinafter be referred to as the "Representatives"), as follows:

                 1. Definitions of Certain Terms. Except as may otherwise be defined herein, capitalized terms used herein shall have the following meanings:

                 (a) "Act" shall mean the Securities Act of 1933, as amended.

                 (b) "Articles" shall mean the Articles of Incorporation of the Company, as amended.

                 (c) "Business Day" shall mean any day on which the NYSE and banks in the City of New York are open.

                 (d) "Commission" shall mean the Securities and Exchange Commission.
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                 (e)      "Counsel for the Company" shall mean Steven F.
         McCarrel, Deputy General Counsel of the Company.

                 (f) "Counsel for the Underwriters" shall mean Morgan, Lewis & Bockius.

                 (g) "Debt Securities" shall mean the $250,000,000 in aggregate principal amount of debt securities of the Company registered under the Registration Statement.

                 (h) "Effective Date" shall mean, at any time, the later of (i) the date that the Registration Statement or any post-effective amendment thereto was or is declared effective by the Commission under the Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act, in each case at such time.

                 (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (j) "Incorporated Documents" shall mean the documents filed by the Company with the Commission under the Exchange Act that are, or are deemed to be, incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Act.

                 (k) "Indenture" shall mean the Indenture dated as of [____] between the Company and [___________], as trustee (the "Trustee").

                 (l)      "NYSE" shall mean the New York Stock Exchange.

                 (m) "Offered Debt Securities" shall mean the [________________] due [_____] of the Company issued under the Indenture.

                 (n) "Prospectus" shall mean the prospectus relating to the Debt Securities included in the Registration Statement, as supplemented by a prospectus supplement specifying the terms of the Offered Debt Securities and the plan of distribution thereof (the "Prospectus Supplement"), as first filed pursuant to Rule 424(b) of the Regulations under the Act, including the Incorporated Documents.

                 (o) "Registration Statement" shall mean the registration statement on Form S-3 (No. 33-[_____]) filed with the Commission for the registration under the Act of the Debt Securities, as amended and supplemented to the date of this Agreement, and shall be deemed to include the Incorporated Documents.

                 (p) "Regulations" shall mean the applicable published rules and regulations of the Commission under the Act, the Exchange Act or the Trust Indenture Act, as the case way be.





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                 (q)      "Trust Indenture Act" shall mean the Trust Indenture
         Act of 1939, as amended.

                 (r) "Underwriters" shall mean the several firms or corporations named in Schedule I hereto and any underwriter substituted as provided in Section 4(c) hereof and "Underwriter" shall mean one of the Underwriters.

                 (s) "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be, and incorporated Documents filed after the date of this Agreement and prior to the completion of the distribution of any series of the Debt Securities to which this Underwriting Agreement is applicable.

         2. Purchase and Sale. Upon the basis of the representations and warranties herein contained, and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to each Underwriter named in
Schedule I hereto, severally and not jointly, and such Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of Offered Debt Securities set forth opposite such Underwriter's name in
Schedule I hereto at a purchase price of [____]% of the principal amount thereof.

                 The Company has been advised by the Representatives that the Underwriters propose to (i) make a public offering of the Offered Debt Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially offer the Offered Debt Securities to the public at the public offering price set forth in the Prospectus.

                 3.       Representations and Warranties of Company.
         (a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

                 (i) Registration Statement; Prospectus; Incorporated Documents. (1) The Registration Statement, at the Effective Date, and each preliminary prospectus relating to the Offered Debt Securities, if any, at the time it was filed with the Commission, complied and the Prospectus, at the time it is filed with the Commission, will comply, except in each case for Incorporated Documents, in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective Regulations thereunder; (2) the Registration Statement, at the Effective Date, did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (3) the Prospectus, at the time it is filed with the Commission, will not and each preliminary prospectus relating to the Offered Debt Securities, if any, at the time it was filed with the Commission, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (4) each Incorporated





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         Document, at the time originally filed with the Commission pursuant to the Exchange Act, complied and will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act and the Regulations thereunder; provided, however, that the Company makes no representation or warranty as to (A) such part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Representatives specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

                 (ii) Offered Debt Securities. The Offered Debt Securities have been duly authorized, executed and authenticated and, when paid for in accordance herewith, will constitute valid and legally binding obligations of the Company; and the execution and delivery of, and compliance with this Agreement, the Offered Debt Securities and the Indenture will not conflict with or constitute a breach of or default under the Articles of Incorporation or Bylaws of the Company, any indenture, mortgage, deed of trust or other agreement or instrument by which the Company is bound, or any law, administrative regulation or court decree.

                 (iii) Due Incorporation; Good Standing. The Company and each of its active subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the respective jurisdictions of their incorporation, with power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus; and each of the Company and such subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or, to the Company's knowledge, the nature of the business it transacts makes such qualification necessary.

                 (iv) Permits, etc. The Company and each of its active subsidiaries have valid and sufficient grants, franchises, miscellaneous permits and easements, free from unduly burdensome restrictions, adequate for the conduct of their respective businesses in the territories in which they are now conducting such businesses and the ownership of the respective properties now owned by them and, except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened which might result in a material modification, suspension or revocation thereof.

                 (v) Title. Except as described in the Prospectus, the Company has good and marketable title in fee to all the real property, including fixtures, and satisfactory title to all other property and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, and restrictions except such as are permitted by the Indenture.





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                 (vi)  Accountants.  The accountants who certified the
         financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the Act and the Regulations.

                 (vii) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                 (viii) Regulatory Approvals. The Public Utility Commission of Oregon has authorized the issuance and sale of the Offered Debt Securities; and no other consent, approval, authorization, order or decree of any court or governmental agency or body (including the Federal Energy Regulatory Commission) is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the Trust Indenture Act, the respective Regulations thereunder and Blue Sky laws.

                 (ix) Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                 (x) Indenture. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and is a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                 (xi) Capital Stock. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus except for changes referred to therein or contemplated thereby).

                 (xii) Public Utility Holding Company Act. In the opinion of counsel for the Company, the Company is a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the





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         "PUHCA"), which holding company is exempt from application of all provisions of the PUHCA except Section 9(a)(2) thereof.

         (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Offered Debt Securities or the sale of Offered Debt Securities to the Agents as principals shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each representation date referred to in Section 2(a) hereof subsequent thereto.

                 4. Closing; Delivery of Offered Debt Securities; Defaulting Underwriters.

                 (a) Closing. Unless otherwise agreed to in writing by the Representatives and the Company, delivery of the Offered Debt Securities to the Underwriters, against payment of the purchase price therefor in next day funds by certified or bank check or checks payable to the order of the Company and drawn on a bank which is a member of the New York Clearing House Association, shall be made prior to 1:00 P.M., New York City time, on [____] through the facilities of The Depository Trust Company ("DTC"), or in such other manner and at such other time, date and location as may be agreed upon in writing by the Company and the Representatives. Delivery of the documents required by Section 6 hereof shall be made at such time and date at the offices of Morgan, Lewis & Bockius, 101 Park Avenue, New York, New York, or such other location as may be agreed upon in writing by the Company and the Representatives. The hour and date of such delivery and payment are herein called the "Closing Date"

                 (b) Delivery of Offered Debt Securities. Unless otherwise agreed to in writing by the Representatives and the Company, the Offered Debt Securities shall be registered in the name of "Cede & Co.," as nominee of DTC, and delivered to DTC in such denominations as the Representatives may reasonably request in writing not later than 12:30 P.M., New York City time, on the third Business Day prior to the Closing Date or, to the extent not so requested, in such authorized denominations as the Company shall determine. For the purpose of expediting the checking of the Offered Debt Securities by the Representatives on behalf of the Underwriters, the Company agrees to make the Offered Debt Securities available to the Representatives for such purpose at the offices of DTC in New York, New York, not later than 2:00 P.M. New York City time, on the Business Day preceding the Closing Date or at such other time and place as may be agreed upon by the Company and the Representatives.

                 (c) Defaulting Underwriters. If on the Closing Date any Underwriter shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase and pay for the Offered Debt Securities that such Underwriter has agreed to purchase and pay for hereunder on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to take up and pay for (in addition to the respective principal amount of Offered Debt Securities set forth opposite their respective names in





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         Schedule I hereto) the principal amount of Offered Debt Securities that such defaulting Underwriter or Underwriters failed to take up and pay for, up to a principal amount of Offered Debt Securities equal to, in the case of each such non-defaulting Underwriter, ten percent
         (10%) of the principal amount of Offered Debt Securities set forth opposite the name of such non-defaulting Underwriter in Schedule I hereto and such non-defaulting Underwriters shall have the right, within 24 hours of such default, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters to take up and pay for the remaining principal amount of Offered Debt Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Offered Debt Securities still remain, then the Company shall be entitled to a further period of 24 hours within which to procure another party or other parties, members of the National Association of Securities Dealers, Inc. (or, if not members of such Association, who are not eligible for membership in such Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with such Association's Rules of Fair Practice) and satisfactory to the Representatives, to purchase such Offered Debt Securities on the terms herein set forth. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have arranged for the purchase of such Offered Debt Securities, or the Company notifies the non-defaulting Underwriters that it has arranged for the purchase of such Offered Debt Securities, then the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period of not more than three full Business Days beyond the expiration of the respective prescribed periods in order to effect whatever changes may thus be made necessary in the Registration Statements or the Prospectus or in any other documents or arrangements. In the event that none of the non-defaulting Underwriters or the Company has arranged for the purchase of such Offered Debt Securities by another party or parties as above provided, then this Agreement shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter which shall have failed or refused, otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligations hereunder, to purchase and pay for the Offered Debt Securities that such Underwriter has agreed to purchase as provided in Section 2 hereof), except as otherwise provided in Section 5(i) hereof.

                 5. Covenants of Company. The Company covenants and agrees with the Underwriters that:

                 (a) Filing of Prospectus. The Company will promptly transmit copies of the Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424(b) of the Regulations under the Act.

                 (b) Copies of Registration Statement and Prospectus; Stop Orders. The Company will deliver to each of the Representatives and Counsel for the Underwriters (i) one signed copy of the Registration Statement as originally filed, including copies of





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         exhibits thereto (other than any exhibits incorporated by reference therein), (ii) signed copies of any amendments and supplements to the Registration Statement (other than amendments and supplements which relate to securities other than the Offered Debt Securities), including copies of the Incorporated Documents (other than exhibits thereto), and (iii) a signed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters through the Representatives as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Representatives may reasonably request for the purposes contemplated by the Act; the Company will promptly advise the Representatives of the issuance of any stop order under the Act with respect to the Registration Statement (as it may be amended or supplemented) or the institution of any proceedings therefor, or the suspension of the qualification of the Offered Debt Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, of which the Company shall have received notice prior to the completion of the distribution of the Offered Debt Securities; and the Company will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued.

                 (c) Filing of Amendments and Supplements. During the period when a prospectus relating to the Offered Debt Securities is required to be delivered under the Act by any Underwriter or dealer, the Company will not file any amendment or supplement to the Registration Statement (other than amendments and supplements which relates to securities other than the Offered Debt Securities), the Prospectus (including a prospectus relating to the Offered Debt Securities filed pursuant to Rule 424(b) of the Regulations under the Act that differs from the Prospectus as first filed pursuant to such Rule 424(b)) or any Incorporated Document to which [name of managing underwriter] shall reasonably object as to substance or Counsel for the Underwriters shall reasonably object as to form.

                 (d) Compliance with Act. During the period when a prospectus relating to the Offered Debt Securities is required to be delivered under the Act by any Underwriter or dealer, the Company will comply so far as it is able, and at its own expense, with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Offered Debt Securities during such period in accordance with the provisions hereof and the Prospectus.

                 (e) Certain Events and Amendments or Supplements. If, during the period when a prospectus relating to the Offered Debt Securities is required to be delivered under the Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Representatives shall occur as a result of which, in the opinion of the Company, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the





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         circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Exchange Act or the Trust Indenture Act or the respective Regulations thereunder, the Company will forthwith at its expense prepare and furnish to the Representatives a reasonable number of copies of such amendment or supplement that will correct such statement or omission or effect such compliance; provided, however, that should such event relate solely to activities of any of the Underwriters, then the Underwriters will assume the expense of preparing and furnishing copies of any such amendment or supplement. Notwithstanding the foregoing, in case any Underwriter is required to deliver a prospectus relating to the Offered Debt Securities after the expiration of nine months after the date of this Agreement, the Company upon the request of the Representatives will furnish to the Representatives, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the Act.

                 (f) Blue Sky Qualifications. During the time a prospectus relating to the Offered Debt Securities is required to be delivered under the Act by any underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Offered Debt Securities for offer and sale under the blue sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file any consents to service of process under the laws of any jurisdiction.

                 (g) Earning Statement. In accordance with Rule 158 of the Regulations under the Act, the Company will make generally available to its security holders, as soon as practicable (but not later than 90 days after the close of the period covered thereby), an earning statement (which need not be audited) in form complying with the provisions of Rule 158 of the Regulations under the Act, in reasonable detail covering the 12 months beginning not later than the first day of the Company's fiscal quarter next succeeding the "effective date" (within the meaning of such Rule 158) of the Registration Statement.

                 (h) Exchange Act Documents; Ratings Notification. The Company, during the period when a prospectus relating to any of the Offered Debt Securities is required to be delivered under the Act by any Underwriter or dealer, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Company will promptly notify the Representatives of any written notice given to the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 15c3-1 under the Exchange Act) of any intended decrease in any rating of any of the Offered Debt Securities or any preferred stock or first mortgage bonds of the Company or of any intended change in any such rating that does not indicate the direction of the possible change, in each case by any such rating organization.





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                 (i)      Payment of Expenses.  Whether or not the transactions
         contemplated hereunder are consummated or this Agreement is terminated, the Company will pay, except as otherwise expressly provided herein, all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and the Prospectus (and any amendments or supplements thereto), any preliminary prospectus relating to the Offered Debt Securities and any Incorporated Documents and exhibits thereto, and this Agreement, (ii) the preparation, printing, issuance and delivery of the Offered Debt Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the fees and expenses of the Trustee and its counsel, (v) the reasonable fees and disbursements of Counsel to the Underwriters incurred from time to time in connection with the transactions contemplated hereby, (vi) the fees and expenses in connection with the rating of the Offered Debt Securities by securities rating organizations, (vii) the expenses in connection with the qualification of the Offered Debt Securities under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (viii) the printing and delivery to the Underwriters of copies of the Registration Statement and the Prospectus (and any amendments or supplements thereto), the Indenture and the Incorporated Documents, (ix) the printing and delivery to the Underwriters of copies of any Blue Sky Survey and (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. [if, in the judgment of the Company and the Representatives, it shall be necessary or advisable to list the Offered Debt Securities on the NYSE, then insert: and the fees and expenses in connection with any listing of the Offered Debt Securities on the NYSE and the registration thereof under the Exchange Act in accordance with Section 5(l) hereof]. The Company shall not be required to pay any amount for any expenses of the Representatives or of any other of the Underwriters except as provided in this Section 5(i).

                 (j) No Issuance Period. During the 30 days following the Closing Date, the Company will not, without the prior written consent of the Representatives, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any Offered Debt Securities or any preferred stock or other securities of the Company that are substantially similar to the Offered Debt Securities or any securities convertible into or exchangeable for Offered Debt Securities, preferred stock or such substantially similar securities of the Company.

         [If, in the judgment of the Company and the Representatives, it shall be necessary or advisable to list the Offered Debt Securities on the NYSE, then insert:

                 (k) Listing and Registration. The Company will take, or cause to be taken, all actions necessary or advisable to effect the listing and admission for trading of the Offered Debt Securities on the NYSE and the registration thereof under the Exchange Act.]





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                 6.       Conditions to Underwriters' Obligations.  The several
obligations of the Underwriters hereunder to purchase the Offered Debt Securities shall be subject to the continuing accuracy of, and compliance with, the representations and warranties of the Company contained herein on the Closing Date (with the same force and effect as though expressly made on and as of the Closing Date, except that references therein to the Registration Statement and the Prospectus shall include any amendments or supplements thereto at the Closing Date), to the performance by the Company of its obligations to be performed hereunder on or prior to the Closing Date and to the following further conditions:

                 (a) Filing of Prospectus with Commission; No Stop order; Regulatory Approvals. The Prospectus, and any amendments or supplements thereto, shall have been filed in the manner and within the time period required by Rule 424(b) of the Regulations under the Act; no stop order suspending the effectiveness of the Registration statement under the Act shall have been issued and no proceedings for that purpose shall have been instituted or threatened; [if, in the judgment of the Company and the Representatives , it shall be necessary or advisable to list the Offered Debt Securities on the NYSE, then insert: no order suspending trading or striking or withdrawing the Offered Debt Securities from listing on the NYSE or registration thereof under the Exchange Act shall be in effect, no proceedings for such purpose shall be pending before or threatened by the NYSE and all requests for additional information on the part of the Commission shall have been complied with;] the orders of the Public Utility Commission of Oregon authorizing the issuance and sale of the Offered Debt Securities by the Company as contemplated by this Agreement, shall be in full force and effect and shall not then be either contested or the subject of review or appeal, and such order constitutes the only approval, authorization, consent or order of any governmental body legally required for the authorization of the issuance and sale of the Offered Debt Securities by the Company pursuant to the terms of this Agreement, except such as may be required under the Act or under state or other securities or blue sky laws; and the Company shall have delivered to the Representatives a certificate of the Company signed by the Chairman, President or any Vice President of the Company, dated the Closing Date, to such effect.

                 (b) Opinion of Counsel for Company. On the Closing Date, the Representatives shall have received an opinion of Counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to Counsel for the Underwriters, to the effect that:

                          (i) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Oregon and is duly qualified to do business as a foreign corporation in the States of Arizona, California, Washington and Montana and in the District of Columbia, with power and authority (corporate and other) to own its properties and operate its business, and neither the character of the properties owned by it nor the nature of the business it transacts makes necessary its licensing or qualification as a foreign corporation in any other state or jurisdiction;

                          (ii) The Company's active subsidiaries have each been duly organized and are validly existing and in good standing under the laws of the states or jurisdictions in which they have been organized, with power and authority (corporate and other) to own their respective properties and to operate their respective businesses, and each of such corporations is duly qualified to do business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business it transacts make such qualification necessary;

                          (iii)  The Company and each of its active
                 subsidiaries have valid and sufficient grants, franchises, miscellaneous permits and easements free from unduly burdensome restrictions, adequate for the conduct of their respective businesses in the territories in which they are now conducting such businesses and the ownership of the respective properties now owned by them;

                          (iv) All material contracts to which the Company is a party and which are described or referred to in the Prospectus are valid and legally binding contracts of the Company, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and, except as the validity thereof may be the subject of litigation referred to in the Prospectus, to the best of such counsel's knowledge, of the other parties thereto;

                          (v) All authorizations, approvals, consents or other orders of any governmental authority or agency required in connection with the authorization, issuance and sale of the Offered Debt Securities by the Company pursuant to this Agreement have been obtained and continue in full force and effect;

                          (vi) The Indenture has been duly authorized, executed and delivered, has been duly qualified under the 1939 Act, and constitutes a valid and legally binding instrument in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

                          (vii) the Offered Debt Securities have been duly authorized and executed by the Company and, when authenticated and delivered in accordance with the Indenture and paid for by the purchasers thereof in accordance with this Agreement, will constitute valid and legally binding agreements of the Company enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); [if, in the judgment of the Company and the Representatives , it shall be necessary or advisable to list the Offered Debt Securities on the NYSE, then insert: and the Offered Debt Securities have been listed (subject to official notice of issuance) on the NYSE];

                          (viii) The Offered Debt Securities and the Indenture conform to the descriptions thereof contained in the Registration Statement and Prospectus and the statements in the Registration Statement and Prospectus, recited therein as having been prepared or reviewed by such counsel, are true and correct;

                          (ix) This Agreement has been duly authorized, executed and delivered by the Company;

                          (x) The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending before or, to the best of the knowledge of such counsel, threatened by the Commission, and the Registration Statement and Prospectus, and any amendment or supplement thereto (except as to financial statements and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the 1934 Act, the 1939 Act and the Rules and Regulations of the Commission under such Acts; and such counsel does not believe that, after reasonable investigation, at the date hereof or at any other date such opinion is delivered either the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

                          (xi) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, and contracts and other documents are, to the best of the knowledge of such counsel, accurate and fairly present the information required to be shown therein, and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                          (xii) The execution and delivery of, and compliance with, this Agreement and any of the other agreements contemplated hereby, the Offered Debt Securities and the Indenture will not conflict with or constitute a breach of or default under the Articles of Incorporation or Bylaws of the Company, any indenture, mortgage, deed of trust or other agreement or instrument known to such counsel by which the Company is bound, or any applicable law, or to the best of such counsel's knowledge, information and belief, any administrative regulation or court decree; and

                          (xiii) The Company is a "subsidiary company" of a "holding company" as such terms are described in the Public Utility Holding Company Act of 1935, as amended, ("PUHCA"), which holding company is exempt from application of all provisions of PUHCA except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies as defined under PUHCA.

In rendering such opinion, Counsel for the Company may rely (x) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials and (y) as to matters involving the laws of any jurisdiction other than the State of Oregon, upon the opinion of such local counsel as shall be acceptable to the Representatives and Counsel for the Underwriters. References to the Registration Statement and the Prospectus in this Section 6(b) shall include any amendments or supplements thereto at the date such opinion is rendered.

                 (c) Opinion of Counsel for Underwriters. On the Closing Date, the Representatives shall have received an opinion of Counsel for the Underwriters, dated as of the Closing Date, with respect to the authorization and issuance of the Offered Debt Securities, the Registration Statement, the Prospectus, the Indenture and other related matters as the Representatives may reasonably require, and the Company shall have furnished to Counsel for the Underwriters such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Counsel for the Underwriters may rely (i) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and
         (ii) upon the opinion of Counsel for the Company rendered pursuant to
         Section 6(b) as to matters involving the application of laws other than the laws of the State of New York.

                 (d) Letter of Accountants. On the date hereof and on the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters in form and substance satisfactory to the Representatives.

                 (e) Certificate. On the Closing Date, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may then be amended or supplemented, except as may otherwise be stated therein or contemplated thereby, any material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company signed by the Chairman, President or any Vice President of the Company reasonably satisfactory to the Representatives, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the other representations and warranties on the part of the Company contained in this Agreement are true and correct (with the same force and effect as though expressly made on and as of the Closing Date, except that references therein to the Registration Statement and the Prospectus shall include any amendments or supplements thereto at such dates),
         (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement on or prior to the Closing Date and (iv) no stop order suspending the effectiveness of the Registration Statement (as so amended or supplemented) has been issued and no proceedings for the purpose have been initiated or threatened by the Commission.

                 (f) Ratings. Moody's Investors Service, Inc. and Standard & Poor's Ratings Group shall have publicly assigned to the Offered Debt Securities ratings of [____] and [____], respectively, which ratings shall be in full force and effect on the Closing Date.

[If, in the judgment of the Company and the Representatives , it shall be necessary or advisable to list the Offered Debt Securities on the NYSE, then insert:

                 (g) Listing and Registration. On the Closing Date, (i) the NYSE shall have approved the Offered Debt Securities for listing and admission for trading, subject to official notice of issuance, and
         (ii) the Company's registration statement on Form 8-A relating to the Offered Debt Securities shall have become effective under the Exchange Act.]

                 (h)] [(g)] Other Documents. On the Closing Date, Counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Debt Securities as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Offered Debt Securities and as herein contemplated shall be satisfactory in form and substance to the Representatives and Counsel for the Underwriters.

                 In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 5(i) hereof and except for any liability under Section 8 hereof.

                 7. Conditions to Obligations of Company. The obligations of the Company hereunder are subject to the conditions set forth in
Section 6(a) hereof exclusive of the first and last clauses thereof. In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 5(i) hereof and except for any liability under Section 8 hereof.

                 8.       Indemnification and Contribution.

                 (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in a preliminary prospectus relating to the Offered Debt Securities, if any, including all documents then incorporated by reference therein pursuant to Item 12 of Form S-3, in the Incorporated Documents, in the Registration Statement or the Prospectus, or in the Registration Statement or the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been made), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter, through the Representatives or otherwise, expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to either thereof) or arises out of or is based upon, statements in or omissions from that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 under the Trust Indenture Act of the Trustee; provided, however, any such indemnity for a preliminary prospectus relating to the Offered Debt Securities, if any, or the Prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Offered Debt Securities to any person if (i) such Underwriter shall have failed to send or give to such person (A) with or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as amended or supplemented, if any amendments or supplements thereto shall have been furnished to the Representatives at or prior to the time of written confirmation of the sale involved, except any incorporated Documents, or (B) with or prior to the delivery of the Offered Debt Securities to such person, a copy of any amendment or supplement to the Prospectus that shall have been furnished to the Representatives subsequent to such written confirmation and prior to the delivery of such Offered Debt Securities to such person, except any incorporated Documents, and (ii) such untrue statement or omission or such alleged untrue statement or omission was corrected in the Prospectus or the Prospectus as amended or supplemented at the time of such delivery or confirmation, as the case may be;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above.

                 (b) Indemnification of Company. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and any amendments or supplements thereto, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 8(a) hereof, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any amendment thereto) or a preliminary prospectus relating to the Offered Debt Securities, if any, or the Prospectus or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter, through the Representatives or otherwise, expressly for use in the Registration Statement (or any amendment or supplement thereto) or any such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability on account of this indemnity agreement except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party, in which case such indemnifying party cannot assume the control of the defense. Such firm shall be designated in writing by, in the case of parties indemnified under section 9(b) hereof, the Representatives and, in the case of parties indemnified under Section 9(a) hereof, the Company. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. Fees and expenses to be paid by the indemnifying parties shall be reimbursed as they are incurred. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of each indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability claims that are the subject matter of such proceeding.

                 (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Debt Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable to an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) Confirmation of Certain Statements. The Underwriters confirm that the statements with respect to the public offering of the Offered Debt Securities set forth in the last paragraph on the cover page of, and the statements with respect to the resale of any Offered Debt

Securities at a discount in the first paragraph under the list of Underwriters set forth under the caption "Underwriting" in the Prospectus Supplement are correct and were furnished in writing to the Company by the Underwriters for inclusion in the Prospectus.

                 9. Termination The Representatives may, by notice to the Company, terminate this Agreement at any time at or prior to the Closing Date, if (a) a banking moratorium shall have been declared either by federal or authorities or authorities in the State of New York, (b) trading in securities generally on the NYSE or of any securities of the Company shall have been suspended by the Commission, the NYSE or the Pacific Stock Exchange or there shall have been established by the Commission or the NYSE, any federal or state agency or the decision of any court any limitation on the prices for such trading or any restrictions on the distribution of such securities, (c) any outbreak or material escalation of hostilities or other calamity or crisis affecting the financial markets of the United States shall have occurred, (d) a downgrading shall have occurred in the ratings of any of the Offered Debt Securities or any preferred stock or first mortgage bonds of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 15c3-1 of the Regulations under the Exchange Act) or (e) any change in the business or properties of the Company shall have occurred, the effect of which is such as to make it impracticable to proceed with the sale or delivery of the Offered Debt Securities and, in the case of any of the events specified in clauses (a) through (d) of this Section 9, the effect of such event, singly or together with any other such events, is such as to make it, in the judgment of the Representatives, impracticable to proceed with the sale or delivery of the Offered Debt Securities. Any termination hereof pursuant to this Section 9 shall be without liability of any party to any other party except as otherwise provided in Section 5(i) hereof and except for any liability under Section 8 hereof.

                 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates signed by officers of the Company, submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Offered Debt Securities to the Underwriters.

                 11. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company and the Underwriters and, with respect to the provisions of Section 8 hereof, each controlling person referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Offered Debt Securities from any of the Underwriters. This Agreement may be executed in any number of separate counterparts all of which together shall constitute the same Agreement.

                 12. Notices and Authority to Act. All communications hereunder shall be in writing (which may be telex or facsimile transmission) and effective only upon receipt and, if to the Underwriters, shall be sent to
the Representatives at the address set forth above, Attention of [       ]
and, if to the Company, shall be sent to it at 121 S.W. Salmon Street, Portland, Oregon 97204, Attention of Chief Financial Officer or at such other address as the Company shall furnish the representatives in writing.

                 If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.


                                       Very truly yours,

                                       Portland General Electric Company



                                       By_________________________________
                                         Name:
                                         Title:





Accepted as of the date
first above written:

[Insert names of Representatives]

By:___________________________
      (                    )

As representatives of the
other several Underwriters
named in Schedule I hereto

                                   SCHEDULE I



                                                            Principal amount
Underwriter                                                 of Offered Debt Securities
-----------                                                 --------------------------






                                                            ===========
Total